EXHIBIT 10.3

PROMISSORY NOTE

Borrower:	Information Systems Associates of 819 SW Federal Highway, Suite 206, Stuart, FL 34994 (individually and collectively the "Borrower")
Lender:	______________

Principal Amount:

$__________

1.

FOR VALUE RECEIVED, The Borrower promises to pay to Sherri L. Halpert at such address as may be provided in writing to the Borrower, the principal sum of ten thousand ($________) USD, including original issue discount interest at the rate of __ percent per month in advance.

2.

This note is due and payable in full on or before ___________.

3.

At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to ________________________without further bonus or penalty.

4.

This Note will be construed in accordance with and governed by the laws of the State of Florida.

5.

If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

6.

All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by ___________________ enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

7.

This Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and______________________. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

8.

This Note is secured by the following security (the 'Security'): Receivables from professional services contracts which have been factored and will be paid when received from the factoring entity.

9.

The Borrower grants to ______________a security interest in the Security until this Note is paid in full. ________________will be listed as a lender on the title of the Security whether or not ______________ elects to perfect the security interest in the Security.

IN WITNESS WHEREOF Information Systems Associates has duly affixed its signature by a duly authorized officer under seal on this__________________.

SIGNED, SEALED, AND DELIVERED.

Information Systems Associates
per:	(SEAL)